Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of AT&T Inc. (“AT&T”):

(1)	Registration Statement (Form S-8 No. 333-34062) pertaining to the Stock Savings Plan,

(2)	Registration Statement (Form S-8 No. 333-120894) pertaining to the AT&T Stock Purchase and Deferral Plan and Cash Deferral Plan,

(3)	Registration Statement (Form S-8 No. 333-129814) pertaining to the AT&T Savings Plan and certain other plans,

(4)	Registration Statement (Form S-3 No. 333-187350) of AT&T and the related Prospectuses,

(5)	Registration Statement (Form S-8 No. 333-135517) pertaining to the 2006 Incentive Plan,

(6)	Registration Statement (Form S-8 No. 333-139749) pertaining to the BellSouth Retirement Savings Plan and certain other BellSouth plans,

(7)	Registration Statement (Form S-8 No. 333-152822) pertaining to the AT&T Non-Employee Director Stock Purchase Plan,

(8)	Registration Statement (Form S-8 No. 333-173079) pertaining to the AT&T 2011 Incentive Plan,

(9)	Registration Statement (Form S-8 No. 333-188384) pertaining to the AT&T Stock Purchase and Deferral Plan and Cash Deferral Plan,

(10)
Registration Statement (Form S-8 No. 333-189789) pertaining to the AT&T Savings and Security Plan, the AT&T Puerto Rico Retirement Savings Plan, the AT&T Retirement Savings Plan, and the BellSouth Savings and Security Plan, and

(11)	Registration Statement (Form S-4 No. 333-188382) pertaining to the Registered Exchange Offer under the Registration Rights Agreement, dated December 17, 2012 of our reports dated February 24, 2015, relating to the consolidated financial statements and financial statement schedule of DIRECTV, appearing in the Annual Report on Form 10-K of DIRECTV incorporated by reference in this Form 8-K.

/s/ Deloitte and Touche LLP
Deloitte and Touche LLP

Los Angeles, California

July 24, 2015